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                                                                    EXHIBIT 99.1

                                   Exhibit A

                           Agreement of Joint Filing
                           -------------------------

     The undersigned hereby agree that they are filing jointly, pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, the statement dated January 23, 1998 containing the information required by Schedule 13D, for the 1,158,750 shares of the common stock of Osicom Technologies, Inc., held of record by VantagePoint Venture Partners 1996, a Delaware limited partnership.

January 23, 1998

                              VANTAGEPOINT VENTURE PARTNERS 1996, a Delaware limited partnership

                              By VANTAGEPOINT ASSOCIATES, L.L.C., a Delaware limited liability company, its General Partner


                              By:/s/ James D. Marver
                                 -----------------------------------------------
                                     James D. Marver
                                     Managing Member


                              VANTAGEPOINT ASSOCIATES, L.L.C., a Delaware limited liability company


                              By:/s/ James D. Marver
                                 -----------------------------------------------
                                     James D. Marver
                                     Managing Member


                              /s/ James D. Marver
                              --------------------------------------------------
                              James D. Marver


                              /s/ Alan E. Salzman
                              --------------------------------------------------
                              Alan E. Salzman